                                                                     Exhibit 1.2

                               PRICING AGREEMENT

                                                               November 18, 2003

To the Representative of the
several Underwriters
named in Schedule I hereto

Ladies and Gentlemen:

         MetLife, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein (this "Agreement") and in the Underwriting Agreement, dated November 18, 2003 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement and the Closing Date, except that each representation and warranty which refers to the Final Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined) and also a representation and warranty as of the date of this Agreement in relation to the Final Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Agreement. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representative and on behalf of each of the Underwriters of the Designated Securities pursuant to the Underwriting Agreement and the address of the Representative are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Base Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of shares or the principal amount, as the case may be, of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         The Company hereby grants the Representative, on behalf of the Underwriters, an option to purchase up to $30,000,000 of Designated Securities (the "Option Securities"), for the sole purpose of covering overallotments in the sale of the $200,000,000 aggregate principal amount of the Designated Securities (the "Underwritten Securities"). Such option shall be exercisable, in whole or in part at any time, in increments of $25, by delivering written notice to the Company no later than 12:00 noon, New York City time, on December 21, 2003, specifying the aggregate principal amount of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Representative but in no event earlier than November 21, 2003 or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. The principal amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten securities, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any Option Securities in a principal amount of less than $25. The purchase price to the Representative for the Option Securities acquired upon exercise of the option shall be 96.85% of the principal amount of the Option Securities so acquired. References in the Underwriting Agreement to Closing Date shall be deemed to refer to the date on which Option

Securities are to be purchased by the Underwriters, and references therein to Designated Securities shall be deemed to include the Option Securities. If settlement for the Option Securities occurs after the Closing Date, the Company shall deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 of the Underwriting Agreement.

         If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representative as to the authority of the signers thereof.

                                  Very truly yours,

                                  METLIFE, INC.

                                  By: /s/ Anthony J. Williamson
                                      -------------------------
                                      Name: Anthony J. Williamson
                                      Title: Senior Vice President and Treasurer

Accepted as of the date hereof
on behalf of each of the Underwriters:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Sabina Ceddia
    -----------------
    Name: Sabina Ceddia
    Title: Authorized Signatory

                                   SCHEDULE I
                              TO PRICING AGREEMENT

                                                                                          PRINCIPAL
                                                                                      AMOUNT OF SENIOR
                                                                                      NOTES DUE 2033 TO
         UNDERWRITERS                                                                    BE PURCHASED
         ------------                                                                    ------------
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated                      .............................................     $  35,500,000
A.G. Edwards & Sons, Inc.              .............................................     $  35,000,000
Citigroup Global Markets Inc.          .............................................     $  35,000,000
UBS Securities LLC                     .............................................     $  35,000,000
Wachovia Capital Markets, LLC          .............................................     $  35,000,000
Banc of America Securities LLC         .............................................     $   4,125,000
Credit Suisse First Boston LLC         .............................................     $   4,125,000
Deutsche Bank Securities Inc.          .............................................     $   4,125,000
J.P. Morgan Securities Inc.            .............................................     $   4,125,000
Banc One Capital Markets, Inc.         .............................................     $     800,000
Blaylock & Partners, L.P.              .............................................     $     800,000
HSBC Securities (USA) Inc.             .............................................     $     800,000
J.J.B. Hilliard, W.L. Lyons, Inc.      .............................................     $     800,000
Lehman Brothers Inc.                   .............................................     $     800,000
Quick & Reilly, Inc.                   .............................................     $     800,000
RBC Dain Rauscher Inc.                 .............................................     $     800,000
Raymond James & Associates, Inc.       .............................................     $     800,000
U.S. Bancorp Piper Jaffray Inc.        .............................................     $     800,000
Wells Fargo Securities, LLC            .............................................     $     800,000

                           Total       .............................................     $ 200,000,000

                                   SCHEDULE II
                              TO PRICING AGREEMENT

Underwriting Agreement dated November 18, 2003

Registration Statement Nos. 333-61282, 333-61282-01 and 333-61282-02

Title, Purchase Price and Description of Designated Securities

         TITLE: 5.875% Senior Notes due November 21, 2033

         APPLICABLE SECURITIES AGREEMENTS: Indenture dated as of November 9, 2001, between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), as trustee (the "Trustee"), as supplemented by the Fifth Supplemental Indenture to be dated as of November 21, 2003, between the Company and the Trustee

         AGGREGATE PRINCIPAL AMOUNT: $200,000,000 (or $230,000,000 if the Underwriters' overallotment option is exercised in full)

         PRICE TO THE PUBLIC: 100.00% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 21, 2003 to the date of delivery

         PURCHASE PRICE BY UNDERWRITERS (INCLUDE ACCRUED INTEREST OR AMORTIZATION, IF ANY): 96.85% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 21, 2003 to the date of delivery

         SINKING FUND PROVISIONS: None

         REDEMPTION PROVISIONS: The Designated Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, at the option of the Company at any time on or after November 21, 2008 at a redemption price equal to 100% of the principal amount of the Designated Securities to be redeemed plus accrued and unpaid interest on the Designated Securities to the date of redemption.

         If less than all of the Designated Securities are to be redeemed, the Trustee shall select the Designated Securities or portions of the Designated Securities to be redeemed by such method as the Trustee deems fair and appropriate. The Trustee may select for redemption Designated Securities and portions of Designated Securities in amounts of $25 and whole multiples of $25.

         SECURITIES INTO WHICH CONVERTIBLE OR EXCHANGEABLE: None

         MATURITY: November 21, 2033

         INTEREST RATE: 5.875%

         INTEREST PAYMENT DATES: March 31st, June 30th, September 30th and December 31st, commencing December 31, 2003, continuing to and including the maturity date

         LIQUIDATION PREFERENCES: None

         DIVIDENDS: None

         VOTING RIGHTS: None

         OTHER PROVISIONS: For purposes of this Pricing Agreement only, Section 4 of the Underwriting Agreement shall be amended in the following manner. The following Section 4(g) shall be added:

         "(c) To use its commercially reasonable efforts to ensure that the Designated Securities will be listed and posted for trading on the New York Stock Exchange within thirty days of the Closing Date."

         CLOSING DATE, TIME AND LOCATION: 9:00 a.m. (New York City time) on November 21, 2003 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036.

         NAMES AND ADDRESSES OF REPRESENTATIVE:

         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         4 World Financial Center
         New York, NY 10080

         DESIGNATED REPRESENTATIVE: Merrill Lynch, Pierce, Fenner & Smith Incorporated

         ADDRESSES FOR NOTICES, ETC.: Same as above

         UNDERWRITERS: Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Citigroup Global Markets Inc., UBS Securities LLC, Wachovia Capital Markets, LLC, Banc of America Securities LLC, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Banc One Capital Markets, Inc., Blaylock & Partners, L.P., HSBC Securities (USA) Inc., J.J.B. Hilliard, W.L. Lyons, Inc., Lehman Brothers Inc., Quick & Reilly, Inc., RBC Dain Rauscher Inc., Raymond James & Associates, Inc., U.S. Bancorp Piper Jaffray Inc., and Wells Fargo Securities, LLC.

                                      II-2